Exhibit 5.1

February 16, 2017

Pro-Dex, Inc.

2361 McGaw Avenue

Irvine, California 92614

Attn: Chief Executive Officer

Re:

Up to $4,000,000 of common stock, no par value per share, to be offered pursuant to At The Market Offering Agreement

Dear Ladies and Gentlemen:

We have acted as counsel for Pro-Dex, Inc., a Colorado corporation (the “Company”), in connection with the issuance and sale by the Company of shares of the Company’s common stock, no par value per share (“Common Stock”), up to an aggregate initial offering amount of $4,000,000 (the “Shares”), pursuant to a Registration Statement on Form S-3 (File No. 333-215032), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated February 16, 2017, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).  The Shares are to be sold by the Company pursuant to the terms of the At The Market Offering Agreement, dated February 16, 2017, by and between the Company and Ascendiant Capital Markets, LLC (the “Agreement”) and in the manner described in the Prospectus.

In connection with this opinion, we have examined and relied upon the Agreement, the Registration Statement, the Prospectus, the Company’s restated articles of incorporation, as amended (the “Articles of Incorporation”) and the Company’s amended and restated bylaws, as well as originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  We have further assumed that, upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Colorado Business Corporation Act, as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Colorado Business Corporation Act, as currently in effect” includes the statutory provisions contained therein, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, it is our opinion that, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Agreement and the resolutions of the Board of Directors or a duly authorized committee thereof, the Shares will be validly issued, fully paid and nonassessable.

Pro-Dex, Inc.

February 16, 2017

This opinion is furnished to you in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.

We hereby consent to the filing of this opinion as an exhibit to the above-described Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Respectfully Submitted,

/s/ Rutan & Tucker, LLP

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